UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2010, The Mosaic Company (“Mosaic,” and Mosaic and its direct and indirect subsidiaries, individually or in any combination, being referred to as the “Company”) and its subsidiary Mosaic Fertilizantes do Brasil S.A. (“Mosaic Brazil”) entered into a Share Purchase Agreement and Other Covenants (the “Share Agreement”) with Vale S.A. (“Vale”) and its subsidiaries Mineração Nacque S.A. (“Nacque”) and Vale International S.A. (“International”). In connection with the Share Agreement:

(i)	Mosaic and Nacque entered into an Option Agreement (the “Fosfertil Option Agreement”) pursuant to which Mosaic granted Nacque a call option to purchase, and Nacque granted Mosaic a put option to sell, (such call and put options being collectively referred to as the “Fosfertil Options”) the equity interests in a subsidiary of the Company that will be formed to hold the Company’s minority equity interests in Fertilizantes Fosfatados S.A. (“Fosfertil”) and Fertifos Administração e Participação S.A. (“Fertifos”); and

(ii)	Mosaic and International entered into an Option Agreement (the “Holdings Option Agreement,” and together with the Share Agreement and the Fosfertil Option Agreement, the “Transaction Agreements”) pursuant to which Mosaic granted International a call option to purchase, and International granted Mosaic a put option to sell, (such put and call options being collectively referred to as the “Holdings Options” and together with the Fosfertil Options as the “Options”) the equity interests in subsidiaries of the Company that will be formed to hold the Company’s Cubatão plant in Brazil.

Exercise of the Fosfertil Options is subject to Nacque’s closing of its previously announced purchase, from Bunge Limited and certain of its subsidiaries (“Bunge Group”), of certain assets of Bunge Group in Brazil, including Bunge Group’s interests in Fosfertil and Fertifos. Exercise of any of the Options is subject to the Company and International entering into a definitive stock purchase agreement (the “Stock Purchase Agreement”) with respect to the transactions contemplated by the Holdings Option Agreement on terms substantially consistent with those set forth in the Holdings Option Agreement. The Holdings Option Agreement provides for the parties to reasonably and in good faith negotiate the definitive Stock Purchase Agreement for a 21-day period.

If either Nacque and International, on the one hand, or the Company, on the other hand, exercises their respective Options, the sale of the Cubatão plant is expected to follow the closing of the sale of Mosaic’s interests in Fosfertil and Fertifos.

Fosfertil is a Brazilian publicly traded company and the largest phosphate-based crop nutrient producer in Brazil. Its subsidiary Ultrafertil, S.A., is a significant nitrogen company in Brazil. Fertifos is a holding company through which several fertilizer companies in Brazil own a 56.7% equity interest in Fosfertil.

Mosaic Brazil currently holds Mosaic’s 20.1% interest in Fosfertil through a 1.3% direct equity interest in Fosfertil and approximately a 33% equity interest in Fertifos. Mosaic Brazil also owns the Cubatão plant, which produces single superphosphate fertilizer and animal feed ingredients and engages in bagging, blending, storage and warehouse operations.

Following the exercise of the Options, Mosaic Brazil is expected to continue its fertilizer and animal feed ingredient blending and distribution business in Brazil, as well as its production of single superphosphate and port activities at the Paranagua, Brazil complex of its 62.1% owned subsidiary, Fospar, S.A. Accordingly, in order to facilitate the transactions contemplated by the Transaction Agreements, prior to exercise of the Options, Mosaic expects to segregate Mosaic Brazil’s ownership of the Fosfertil and Fertifos stock and the Cubatão facility into separate subsidiaries of the Company. Mosaic anticipates that the segregation of Mosaic Brazil’s ownership of the Fosfertil and Fertifos stock and the Cubatão facility into separate subsidiaries may not be completed until the latter half of calendar 2010.

Under the Transaction Agreements, in general and subject to certain exceptions:

(i)	Vale has agreed to a standstill agreement under which neither it nor its subsidiaries will purchase any phosphate rock, phosphoric acid or phosphate fertilizer or animal feed ingredient mining or production assets in North America for a period of eighteen months;

(ii)	Vale has agreed that neither it nor its subsidiaries will engage in production/distribution or sale in Brazil of physically blended mineral fertilizers for a period of three years after the closing (the “Fosfertil Option Closing”) of the transactions contemplated by the Fosfertil Option Agreement;

(iii)	Mosaic has agreed that the Company will not engage in the phosphate mining business in Brazil, for a period of three years after the Fosfertil Option Closing;

(iv)	Upon closing of the transactions contemplated by the Holdings Option Agreement, the Company expects to lease back certain portions of the Cubatão plant related to bagging, blending, storage and warehouse space for a period of three years;

(v)	The parties have entered into certain agreements providing, as a condition precedent to the Fosfertil Option Closing, for the termination of certain ongoing legal proceedings brought by Mosaic Brazil against Fosfertil, Fertifos and certain members of Bunge Group. These legal proceedings challenged a reorganization proposed by Fosfertil and Bunge Fertilizantes S.A (“Bunge Fertilizantes”), a member of Bunge Group. Pursuant to the proposed reorganization, Bunge Fertilizantes would have become a subsidiary of Fosfertil, Bunge Group would have increased its ownership in Fosfertil, and Mosaic Brazil’s ownership interests in Fosfertil would have been diluted to approximately 10% of the combined enterprise;

(vi)	Mosaic and Vale have guaranteed the obligations of their respective subsidiaries; and

(vii)	The parties have also entered into certain other commercial arrangements with respect to Fosfertil’s and the Cubatão plant’s potential continued supply of certain fertilizer products and single superphosphate products, respectively, to Mosaic Brazil.

The aggregate purchase price for Mosaic’s stakes in Fosfertil and Fertifos and the Cubatão operations is in excess of $1 billion.

Consummation of the transactions contemplated by the Transaction Agreements is subject to a number of other customary conditions. The Transaction Agreements also include other customary representations, warranties, covenants and indemnities.

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This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results. Such statements are based upon the beliefs and expectations of The Mosaic Company’s management as of the date of this report and are subject to significant risks and uncertainties.

These risks and uncertainties include but are not limited to Nacque’s closing of its previously announced purchase of certain assets of Bunge Group in Brazil, including Bunge Group’s interests in Fosfertil and Fertifos; the successful negotiation by the Company and International of the Stock Purchase Agreement and compliance with the covenants, representations and warranties in, and the satisfaction of the other conditions precedent to the closing of the transactions contemplated by, the Transaction Agreements; the elections by either Nacque and International, on the one hand, or the Company, on the other hand, to exercise their respective Options; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; changes in the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation; difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: February 17, 2010	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary